U.S. SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549


                                        FORM 8-K


                                       CURRENT REPORT


                           PURSUANT TO SECTION 13 OR 15(d) OF THE
                              SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): April 15, 2003


                          5G WIRELESS COMMUNICATIONS, INC.
         (Exact name of registrant as specified in its charter)


                                      Nevada
           (State or jurisdiction of incorporation or organization)


                                       0-28581
                              (Commission File Number)


                                    82-0351882
                   (I.R.S. Employer Identification Number)


      1350 East Flamingo Road, Suite 414, Las Vegas, Nevada        89119
         (Address of principal executive offices)               (Zip Code)


             Registrant's telephone number:  (702) 647-4877


        (Former name or former address, if changed since last report)

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     (a) Effective on April 15, 2003, the independent accountant who was previously engaged as the principal accountant to audit the Registrant's financial statements, Randy Simpson, CPA, P.C., was dismissed. This dismissal was approved by the Board of Directors. This firm audited the Registrant's financial statements for the fiscal years ended December 31, 2000 and 2001. The accountant's report on the financial statements for those periods neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Registrant's two most recent fiscal years and the subsequent interim period preceding such dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the Registrant's most recent fiscal year and the subsequent interim period preceding the former accountant's dismissal.

     (b) Effective on April 15, 2003, the firm of Michael Deutchman, CPA has been engaged to serve as the new principal accountant to audit the Registrant's financial statements. The decision to retain this accountant was approved by the Board of Directors. During the Registrant's two most recent fiscal years, and the subsequent interim period prior to engaging this accountant, neither the Registrant (nor someone on its behalf) consulted the newly engaged accountant regarding any matter.

     (c) The Registrant has requested Randy Simpson, CPA, P.C. to respond to the Securities and Exchange Commission regarding its agreement with the statements made by the Registrant in this amended Form 8-K in response to Item 304(a)(1) of Regulation S-B.

                                  SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      5G Wireless Communications, Inc.



Dated: April 15, 2003                 By: /s/ Jerry Dix
                                      Jerry Dix, President